Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 13, 2011, with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended December 31, 2010 of Vuance Ltd. and its subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Fahn Kanne & Co.
FAHN KANNE & CO.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
July 24, 2011